EXHIBIT 99.1
WageWorks Reports Second Quarter 2017 Financial Results
• Total revenue in the second quarter 2017 of $119.9 million, a 37 percent increase year-over-year
• Second quarter 2017 GAAP net income of $19.1 million or $0.49 per diluted share

•	Second quarter 2017 non-GAAP net income of $17.7 million or $0.46 per diluted shares, a 33 percent increase year-over-year
• Second quarter 2017 non-GAAP adjusted EBITDA of $36.6 million, a 33 percent increase year-over-year
SAN MATEO, Calif., August 1, 2017 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, today announced the Company's financial results for its second quarter ended June 30, 2017.
Executive Quotes
“We just finished another great quarter highlighted by an outstanding growth rate and strong financial metrics across the board,” said Joe Jackson, Chairman and Chief Executive Officer of WageWorks. “Our selling season continues on another record setting pace, activity from our channel partners and carrier relationships is strong, and we are reaching an expanded demographic in our commuter business. The integration of ADP’s businesses continues to progress well, and our acquisition pipeline remains active across all areas of our business.”
Second Quarter Financial Highlights
For the second quarter, WageWorks reported total revenue of $119.9 million, compared to $87.7 million for the second quarter of 2016, an increase of 37 percent. Healthcare revenue was $70.0 million, compared to $48.1 million for the second quarter of 2016, an increase of 46 percent. Commuter revenue was $18.1 million, compared to $17.4 million for the second quarter of 2016, an increase of 4 percent. COBRA revenue was $27.7 million, compared to $17.9 million for the second quarter of 2016, an increase of 55 percent. Other revenue was $4.1 million, compared to $4.4 million for the second quarter of 2016.
GAAP operating income was $13.9 million for the second quarter of 2017, an increase compared to GAAP operating income of $4.6 million for the second quarter of 2016. On a non-GAAP basis, second quarter of 2017 operating income was $30.8 million, an increase compared to non-GAAP operating income of $22.3 million for the second quarter of 2016.
GAAP net income was $19.1 million, or $0.49 per diluted share, for the second quarter of 2017, compared to GAAP net income of $2.9 million, or $0.08 per diluted share, for the second quarter of 2016.
On a non-GAAP basis, second quarter of 2017 net income was $17.7 million, or $0.46 per diluted share, an increase compared to non-GAAP net income of $13.3 million, or $0.36 per diluted share, for the second quarter of 2016. Non-GAAP net income for the second quarter of 2017 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, employer paid taxes for selling stockholders, employee termination and other charges, and the related tax impact of these items.
Non-GAAP adjusted EBITDA was $36.6 million for the second quarter of 2017, an increase of 33 percent as compared to non-GAAP adjusted EBITDA of $27.5 million for the second quarter of 2016.
The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter 2017 and 2016 is detailed in the tables provided in this press release.
As of June 30, 2017, WageWorks had cash and cash equivalents totaling $774.8 million. This compares to cash and cash equivalents totaling $678.3 million as of December 31, 2016. We completed a public stock offering in June 2017 for proceeds of approximately $130.8 million, net of underwriting discounts and commissions and other costs.
The Company's Conference Call Information
WageWorks will host a conference call today, August 1, 2017, at 5:00 p.m. ET to discuss the Company’s second quarter ended June 30, 2017 financial results and business outlook.
The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com.  Those wishing to participate in the live call should dial (844) 778-4142 (toll-free) or (661) 378-9625, and enter pass code 48270570.  Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com.  A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 48270570.

Non-GAAP Financial Information
To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, employer paid taxes for selling stockholders, employee termination and other charges, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.
Forward-Looking Statements
Statements in this press release and certain matters to be discussed on the second quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to our acquisition of new employer clients, the expected benefits of our acquisitions, channel partnerships, and carrier relationships, the demand for our consumer-directed benefits solutions, market trends for the industries in which we compete, the expected benefits of our investments and the potential impact on our future operating results and are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to acquire and retain new employer clients, and our ability to identify and execute on channel partner and carrier opportunities. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-K, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About WageWorks
WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for more than 100,000 employers and approximately 6.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amount)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Healthcare	$69,988	$48,070	$143,984	$98,440
Commuter	18,058	17,383	36,410	34,759
COBRA	27,744	17,879	56,041	33,285
Other	4,084	4,393	8,446	8,243
Total revenues	119,874	87,725	244,881	174,727
Operating expenses:
Cost of revenues (excluding amortization of internal use software)	43,401	28,411	90,605	59,671
Technology and development	14,564	11,157	29,903	20,988
Sales and marketing	14,782	14,385	30,843	28,305
General and administrative	22,625	17,130	43,190	31,745
Amortization and change in contingent consideration	9,689	11,695	19,222	19,140
Employee termination and other charges	917	313	1,648	313
Total operating expenses	105,978	83,091	215,411	160,162
Income from operations	13,896	4,634	29,470	14,565
Other income (expense):
Interest income	95	97	162	183
Interest expense	(1,695)	(409)	(3,060)	(814)
Other income (expense)	(5)	6	(221)	2
Income before income taxes	12,291	4,328	26,351	13,936
Income tax benefit (provision)	6,813	(1,475)	3,851	(5,287)
Net income	$19,104	$2,853	$30,202	$8,649

Basic net income per share	$0.51	$0.08	$0.81	$0.24
Diluted net income per share	$0.49	$0.08	$0.78	$0.23

Shares used in basic net income per share calculations	37,419	36,361	37,209	36,139
Shares used in diluted net income per share calculations	38,613	37,195	38,514	36,862

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Condensed Consolidated Statements of Income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
(in thousands)
Cost of revenues	$2,007	$1,818	$3,730	$2,968
Technology and development	649	659	1,267	1,144
Sales and marketing	674	791	1,448	1,498
General and administrative	5,725	5,583	10,579	9,232
Total	$9,055	$8,851	$17,024	$14,842

WAGEWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amount)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$774,766	$678,300
Restricted cash	332	332
Accounts receivable, net	119,102	92,888
Prepaid expenses and other current assets	34,338	19,422
Total current assets	928,538	790,942
Property and equipment, net	63,446	56,902
Goodwill	297,409	297,409
Acquired intangible assets, net	163,597	176,489
Deferred tax assets	16,539	16,309
Other assets	4,781	5,300
Total assets	$1,474,310	$1,343,351
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,669	$72,966
Customer obligations	528,114	603,842
Other current liabilities	198	467
Total current liabilities	629,981	677,275
Long-term debt	244,621	248,848
Other non-current liabilities	10,093	9,131
Total liabilities	884,695	935,254
Stockholders' Equity:
Common stock, par value $0.001 per share (authorized 1,000,000 shares; 40,039 shares issued and 39,694 shares outstanding at June 30, 2017 and 37,247 shares issued and 36,902 shares outstanding at December 31, 2016)	40	37
Additional paid-in capital	554,543	403,459
Treasury stock at cost (345 shares at June 30, 2017 and December 31, 2016)	(14,374)	(14,374)
Retained earnings	49,406	18,975
Total stockholders’ equity	589,615	408,097
Total liabilities and stockholders’ equity	$1,474,310	$1,343,351

WAGEWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities:
Net income	$30,202	$8,649
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	5,069	3,813
Amortization and change in contingent consideration	19,222	19,042
Amortization of debt issuance costs	171	—
Stock-based compensation expense	17,024	14,842
Loss on disposal of fixed assets	91	199
Provision for doubtful accounts	4,891	996
Excess tax benefits related to stock-based compensation arrangements	—	(5,287)
Changes in operating assets and liabilities:
Accounts receivable	(31,105)	(22,704)
Prepaid expenses and other current assets	(14,626)	302
Other assets	520	172
Accounts payable and accrued expenses (1)	28,120	3,784
Customer obligations	(75,728)	67,332
Other liabilities	691	1,136
Net cash (used in) provided by operating activities	(15,458)	92,276
Cash flows from investing activities:
Purchases of property and equipment	(17,534)	(10,430)
Purchases of intangible assets	(397)	(14,259)
Net cash used in investing activities	(17,931)	(24,689)
Cash flows from financing activities:
Proceeds from public stock offering, net of underwriting discounts and commissions and other costs	131,177	—
Proceeds from exercise of common stock options	10,002	9,665
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1,511	1,192
Payments of debt issuance costs	(1,898)	—
Payments of debt principal	(2,500)	—
Payments of contingent consideration	—	(653)
Payment for treasury stock acquired	—	(9,371)
Taxes paid related to net share settlement of stock-based compensation arrangements (1)	(8,437)	(5,632)
Excess tax benefits related to stock-based compensation arrangements	—	5,287
Net cash provided by financing activities	129,855	488
Net increase in cash and cash equivalents	96,466	68,075
Cash and cash equivalents at beginning of period	678,300	500,918
Cash and cash equivalents at end of period	$774,766	$568,993

(1) Reflects retrospective reclassification for the six months ended June 30, 2016, due to the adoption of ASU 2016-09 during the first quarter of 2017, for employee taxes on withheld shares.

WAGEWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except for percentage and per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Operating income:
GAAP income from operations	$13.9	$4.6	$29.5	$14.6
Stock-based compensation expense	9.1	8.8	17.0	14.8
Amortization of acquired intangibles	6.5	8.6	13.0	12.9
Employer paid taxes for selling stockholders	0.4	—	0.4	—
Employee termination and other charges	0.9	0.3	1.6	0.3
Non-GAAP income from operations	$30.8	$22.3	$61.5	$42.6
Non-GAAP income from operations as a percentage of total revenue	25.7%	25.4%	25.1%	24.4%

Net income:
GAAP net income	$19.1	$2.9	$30.2	$8.7
Stock-based compensation expense	9.1	8.8	17.0	14.8
Amortization of acquired intangibles	6.5	8.6	13.0	12.9
Employer paid taxes for selling stockholders	0.4	—	0.4	—
Employee termination and other charges	0.9	0.3	1.6	0.3
Tax effect of above adjustments *	(18.3)	(7.3)	(27.0)	(11.5)
Non-GAAP net income	$17.7	$13.3	$35.2	$25.2
Weighted-average shares outstanding used in computing GAAP and Non-GAAP per share amounts (diluted)	38.6	37.2	38.5	36.9
Non-GAAP diluted net income per share	$0.46	$0.36	$0.91	$0.68

* Tax effect adjustments assume a 40% tax rate plus stock excess tax benefits recorded in income tax benefit (provision).

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
GAAP net income	$19.1	$2.9	$30.2	$8.7
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Interest expense	1.7	0.4	3.1	0.8
Income tax (benefit) provision	(6.8)	1.5	(3.9)	5.3
Depreciation	2.6	2.0	5.1	3.8
Amortization and change in contingent consideration	9.7	11.7	19.2	19.1
Stock-based compensation expense	9.1	8.8	17.0	14.8
Employer paid taxes for selling stockholders	0.4	—	0.4	—
Employee termination and other charges	0.9	0.3	1.6	0.3
Adjusted EBITDA	$36.6	$27.5	$72.5	$52.6

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Elizabeth Anderson
WageWorks, Inc.
972-984-0800
Elizabeth.anderson@wageworks.com